UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

225 South Main Avenue
Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 27, 2017, pursuant to authority granted by the Great Western Bancorp, Inc. 2014 Non-Employee Director Plan (the “Plan”), the Compensation Committee of the Board of Directors of Great Western Bancorp, Inc. (the “Company”) voted to amend Director, Andrew Hove’s IPO Performance Share Unit Award Agreement dated October 20, 2014 to include the following as it relates to Mr. Hove’s rights to the Performance Share Units granted therein:

Vesting Date:

“C. Upon inability to stand for re-election to the Board as a result of the age limitation in the Corporate Governance Guidelines, the PSUs will vest and be deliverable at such time had the Grantee continued to serve on the Board through the Vesting Date, unless earlier provided in accordance with A and B above.”

As disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on February 27, 2017, Andrew Hove did not stand for re-election to the Board of Directors of the Company due to age restrictions set forth in the Company’s Corporate Governance Guidelines.

A copy of the Great Western Bancorp, Inc. 2014 Non-Employee Director Plan is attached hereto as Exhibit 10.1. A copy of Andrew Hove’s IPO Performance Share Unit Award Agreement dated October 20, 2014 is attached hereto as Exhibit 10.2.

Item 9.01.    Financial Statements and Exhibits.

(c)        Exhibits.

Exhibit No.	Description

10.1	Great Western Bancorp, Inc. 2014 Non-Employee Director Plan

10.2	Andrew Hove's IPO Performance Share Unit Award Agreement dated October 14, 2014

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: March 1, 2017	By:	/s/ Donald J. Straka
	Name:	Donald J. Straka
	Title:	Corporate Secretary and General Counsel